UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2025
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REYNOLDS CONSUMER PRODUCTS INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 879-5067
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Effective as of March 4, 2025, Reynolds Consumer Products Inc. (the “Company”), certain of its subsidiaries, UBS AG, Stamford Branch (as successor in interest to Credit Suisse AG, Cayman Island Branch, in its capacities as administrative agent and collateral agent), as existing administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent, and the lenders party thereto, entered into an Amendment No. 4 (“Amendment No. 4”), amending the Credit Agreement, dated as of February 4, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Amendment No. 4 replaces the outstanding senior secured term loans under the Credit Agreement with new senior secured term loans in an aggregate principal amount of $1,644,562,500 (the “New Term Loans”). The New Term Loans bear interest at a rate of term SOFR plus 1.75% per annum, with a scheduled maturity date in March 2032. Amendment No. 4 also provides for the replacement of UBS AG, Stamford Branch as existing administrative agent and collateral agent under the Credit Agreement, with JPMorgan Chase Bank, N.A. appointed as successor administrative agent and collateral agent thereunder.
The Company’s senior secured revolving credit facility under the Credit Agreement remains unchanged and will mature in October 2029. Other than the new tranche of New Term Loans, the changes to the interest rate of the New Term Loans, the extended maturity date of the term loan credit facility and the replacement of the administrative agent and collateral agent, all other material terms of the Credit Agreement remain unchanged by Amendment No. 4.
The foregoing summary of Amendment No. 4 is qualified in its entirety by reference to the complete terms and provisions of Amendment No. 4, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and its affiliates for which they have received, and may in the future receive, compensation.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
On March 4, 2025, the Company issued a press release announcing the execution of Amendment No. 4, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10.1
Amendment No. 4, dated as of March 4, 2025, to the Credit Agreement, dated as of February 4, 2020, between Reynolds Consumer Products LLC, as borrower, Reynolds Consumer Products Inc., as parent, and certain lenders party thereto

99.1	Press Release issued by Reynolds Consumer Products Inc. on March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary